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EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-20235, 333-20237, 333-20241, and 333-23161) of
MemberWorks Incorporated of our report dated July 29, 1997 appearing in Appendix B to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of this Form 10-K.

PriceWaterhouse LLP
New York, New York
September  29, 1997